PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("Agreement") is made and entered into this as of the 22nd day of March, 1995, to be effective as of March 31, 1995, by and among TIRE MARKETERS ASSOCIATION, a division of Big O Tires, Inc., a Nevada corporation, having an address at 11755 East Peakview Avenue, Englewood, Colorado 80111 ("TMA") and CARR S TIRE SERVICE, INC., a Virginia corporation, having an address at 4040 Early Road, Harrisonburg, Virginia 22801 ("Carr").

                          RECITALS

A. TMA operates a wholesale, private brands buying group, the members of which purchase private brand tires from TMA.

B. TMA desires to sell and transfer to Carr and Carr desires to purchase and acquire from TMA certain assets, properties and trademarks used in the operation of the wholesale, private brands buying group.

                         AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   AGREEMENT TO SELL

     Section 1.1. TMA Agreement to Sell; Contract Rights; Property to be Sold. TMA hereby agrees to sell and, at the Closing (as defined herein), will transfer and deliver to Carr good and marketable title, free and clear of all liens or encumbrances, except "Permitted Encumbrances" (as hereinafter set forth), in and to the following tangible and intangible property of TMA owned or used by TMA in connection with the operation of the wholesale, private brands buying group (such tangible and intangible property hereinafter sometimes collectively referred to as "Purchased Assets"):

     (1) Lease deposits and other prepaid expenses as set forth on Exhibit A, Schedule of Prepaid Expenses and Deposits, attached hereto and incorporated herein by this reference, all of which have been incurred pursuant to TMA's business;

     (2) All equipment and furniture, fixtures and fixed assets of TMA's business as more particularly set forth on Exhibit B, Schedule of Furniture and Equipment, attached hereto and incorporated herein by this reference, located at and used in TMA's business; and

     (3) All ownership rights and interests in and to the trademarks "Sonic " and all other trademarks and proprietary rights held by TMA in the conduct of its business, including, without limitation, those set forth in Exhibit C, Trademarks, attached hereto and incorporated herein by this reference.

     Section 1.2 Receivables Excluded. It is the intention of the parties hereto that any of TMA's accounts receivables arising on or before the Closing Date, are hereby expressly excluded from this sale and purchase. As for discounts and annual volume bonuses from manufacturers and vendors of TMA, for periods that include January 1 through March 31, 1995, Big O Tires, Inc. will cash the checks covering such payments, hold the funds in trust for the TMA members and/or Carr and shall disburse such funds to the members of TMA, pursuant to the allocations and instructions Carr.

     Section 1.3. Permitted Encumbrances. All of the Purchased Assets shall be sold, conveyed, transferred and assigned by TMA to Carr free and clear of all liens and encumbrances except for those set forth on Exhibit D, Schedule of Permitted Encumbrances (all of which are sometimes hereinafter collectively referred to as "Permitted Encumbrances"), attached hereto and incorporated by reference herein. Carr shall be permitted to conduct a UCC-1 Search of all public records to verify that only the Permitted Encumbrances exist as liens and encumbrances to the Purchased Assets.

2.   AGREEMENT TO PURCHASE AND PURCHASE PRICE

     Section 2.1. Agreement to Purchase. Carr hereby agrees to purchase and will purchase, upon the terms and subject to the conditions of this Agreement, the Purchased Assets and will pay for the same in the manner and subject to the adjustment hereinafter set forth.

     Section 2.2. Calculation of Total Purchase Price. The total purchase price to be paid for the Purchased Assets hereunder calculated as of the date of this Agreement shall be the sum of the following:

      Trade Names "Tire Marketers Association"
      and "TMA"/<F1>                             U.S.  $    500.00
      Prepaid expenses and Lease Deposits        U.S.  $  1,022.56
      Furniture, Fixtures, Equipment,
        and Leasehold Improvements               U.S.  $ 16,000.00
      Trademarks                                 U.S.  $ 47,477.44
          Total                                   U.S.  $ 65,000.00


__________

<F1>   Carr is taking whatever right, title, and interest that
       Big O Tires, Inc. ("Big O") has or may have in these trade names, with the understanding that Big O first used these trade names on or about June 1, 1993 and that such trade names are not registered.

The parties hereto hereby agree to allocate for tax purposes the purchase price among the Purchased Assets in the manner provided above.

     Section 2.3. Payment of Purchase Price. The Purchase Price shall be U.S. $65,000.00, which shall be payable by Carr at Closing (as hereinafter defined), in cash or other immediate funds.

     Section 2.4 Closing Costs. TMA and Carr shall pay their own respective closing costs at Closing, except as otherwise provided herein. TMA and Carr shall sign and complete all customary or required documents.

3.   REPRESENTATIONS, WARRANTIES, AND COVENANTS

     Section 3.1.   Representations, Warranties, and Covenants of
TMA.  TMA represents, warrants and covenants to Carr as follows:

     (1) Corporate Organization, Good Standing, and Approval. TMA is a division of Big O, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all necessary corporate power and authority to own and operate its properties and assets and to engage in the business or businesses in which it is engaged as and in the places where such business and/or properties now are operated, owned or leased. TMA has full power and authority to enter into this Agreement and effect the transactions contemplated to be effected by it under the terms of this Agreement and all necessary corporate acts have been taken to authorize the execution, delivery and performance of this Agreement.

     (2) Absence of Undisclosed Liabilities. As of the Closing, there will be no creditors, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, which relate to the Purchased Assets, except for Permitted Encumbrances. It is the intention of the parties that all liabilities and obligations of TMA, other than Permitted Encumbrances, related to the Purchased Assets shall either terminate or be paid and satisfied by TMA prior to or at the time of Closing.

     (3) Required Consents. All approvals and consents required for TMA and Big O to consummate the transactions contemplated hereby have been obtained or will be obtained by Closing.

     (4) Purchased Assets. TMA shall have and convey good, marketable and indefeasible title to the Purchased
         Assets, subject to the Permitted Encumbrances, to Carr on the Closing Date (as hereinafter defined). The equipment, furniture and fixtures are being sold and assigned to Carr hereunder in an "AS IS, WHERE IS" condition, without any warranties of any kind, express or implied or otherwise. Carr acknowledges that it has inspected and satisfied itself before Closing of the quality and condition of the Purchased Assets for all purposes and Carr accepts the same in their present condition without adjustments.

     (5) Proprietary Rights. Exhibit C, Trademarks, contains a listing of all of TMA's patents and applications therefore, registrations and applications for trademarks, service marks, and copyrights, as well as TMA's trade names ("Proprietary Rights"). The Proprietary Rights transferred pursuant to this Agreement constitute all proprietary rights necessary to the conduct of the TMA business being transferred to Carr, as presently conducted. Big O owns all such right, title and interest in and to all of such intangible property and, except as is specified in Exhibit C, Trademarks, there have been no claims made against Big O/TMA for the assertion of the invalidity, abuse, misuse or unenforceability of any of such rights and, to Big O s knowledge, there are no grounds for the same. Big O has made no claims against third parties relating to the Proprietary Rights transferred pursuant to this Agreement, Big O has not sent or received a notice of conflict with the asserted rights of others, and Big O/TMA have no such claims against third parties under consideration or evaluation. Except as disclosed in Exhibit C, Trademarks, TMA has no licenses of any proprietary rights to or from third parties and TMA knows of no unlicensed use of the intangible property transferred hereunder. To Big O's knowledge, the proprietary rights transactions contemplated by this Agreement will not impair any of the Proprietary Rights set forth on Exhibit C, Trademarks. Big O is not aware of any Permitted Encumbrances on any intangible property transferred hereunder. TMA has acted and prevented all known unlicensed uses of its property of which it was aware. The registrations and applications for registrations listed on Exhibit C, Trademarks are valid and subsisting.

     (6) Insurance. TMA now has in full force and effect fire, liability, casualty and such other insurance with respect to the business and assets of TMA, and TMA agrees pending Closing there will be no change or decrease in such insurance without express written consent of Carr.

     (7) No Other Commitment to Sell. None of the Purchased Assets are directly or indirectly in any manner subject to any written or oral commitment or arrangement, in whole or in part, for sale, transfer, assignment or disposition other than as contemplated by this Agreement.

     (8) Approvals/Enforceability. The board of directors of Big O has approved and authorized TMA's conveyance, assignment, transfer, and delivery of the Purchased Assets to Carr, as set forth in this Agreement, upon the terms and conditions provided herein, and have authorized the execution of this Agreement by its officers. Each and every term and provision of this Agreement and any other instruments and documents executed in connection herewith, including all Exhibits annexed hereto, constitute the valid and legally binding obligations of TMA and Big O and are enforceable against TMA and Big O in accordance with the terms thereof, except to the extent that enforceability thereof may be limited by general principles of equity and by bankruptcy, insolvency or other similar debtor relief laws affecting the enforceability of creditors' rights generally, may affect the same from time to time.

     (9) No Unusual Promotional Activities. Between the date hereof and the Closing Date, except as contemplated by this Agreement, without the prior written consent of Carr, TMA will not undertake, beyond the normal and historical course of TMA's business, any special promotions or promotional activities (whether or not premiums, prizes or other inducements are offered or made available and whether or not any such activities have previously been conducted or undertaken by TMA), provided that nothing in this paragraph shall prevent solicitations or promotional activities or inducements which are conducted with Carr's consent.

     (10) Litigation. There are no outstanding judgments against TMA, which would materially adversely affect, or attach to create a lien upon the Purchased Assets being transferred and sold hereunder. There is no litigation, proceeding, or investigation pending or, to the knowledge of TMA and/or Big O, threatened against TMA or which TMA is a party, and which in the aggregate might result in any materially adverse change in the Purchased Assets being sold, assigned and conveyed hereunder, or which disputes the validity of any action to be taken pursuant to or in connection with the provisions of this Agreement. TMA does not have any reasonable grounds to know of any basis for such litigation, proceedings or investigations.

     (11) Affirmative Covenants as to Future Operations. Pending
          Closing, Big O/TMA will:

          (a) Access. Give Carr and its representatives full access during normal business hours to the property, books and records of TMA related to the Purchased Assets and furnish Carr with such information concerning the Purchased Assets as Carr may reasonably request. In the event the transactions herein contemplated are not consummated, Carr will return to Big O/TMA all materials and records supplied by Big O/TMA and will keep confidential allinformation which Carr has gathered with respect to the business of TMA.

          (b) Preservation of Business. Use its commercially reasonable efforts to preserve and expand the business of TMA, and to preserve the goodwill of the customers, suppliers and others having business relations with such TMA's business and to keep available to Carr the services of the present management personnel and employees of the TMA's business.

          (c) Obtain All Consents and Approvals. Obtain all consents and approvals required to consummate the transactions contemplated by this Agreement.

          (d) Timely Payment of Taxes/Filing of Returns. Timely pay any taxes accrued or incurred from and after the date hereof (which may attach to, or affect the Purchased Assets) and timely file or submit any returns and documents with respect thereto.

          (e) No Negotiations with Others. So long as Carr is reasonably pursuing the completion of the transactions contemplated by this Agreement, Big O will not afford any third party a similar right of access, or discuss with anyone other than Carr and its representatives, nor will Big O discuss or negotiate with, or solicit a bid from, anyone else involving the sale of the Purchased Assets or furnish financial or other information as to the business or operations of TMA to anyone for the purpose of any such discussions or negotiations or solicitation.

          (f) Delivery of Documents. Deliver to Carr all agreements, contracts, deeds, bills of sale, indentures, agreements, contracts, mortgages, leases, licenses, files, correspondence, memoranda and other documents of like character and all required consents pertaining to the Purchased Assets.

          (g) Creditors/Waiver of Bulk Sales. Big O/TMA shall at or before Closing pay in full all creditors with respect to the TMA's business, except for those creditors as set forth on Exhibit D, Permitted Encumbrances. Big O/TMA and Carr acknowledge that each has waived and by this provision each does hereby waive any protections or rights which either may have or be entitled to pursuant to any provision of a bulk sale or bulk transfer, code, act, law, statute or uniform commercial code in effect pursuant to the laws of Virginia, Florida and Colorado as may be enacted or amended from time to time.

Notwithstanding the foregoing affirmative covenants contained in this Section 3.1 (10)(a) through (g), all operations from the date hereof to Closing shall be for the sole benefit of TMA and not for Carr, and Big O shall not be liable to Carr for the operation of the TMA's business.

     Section 3.2.   Carr's Representations, Warranties, and
Covenants.  Carr represents, warrants and covenants to TMA and Big
O that:

     (1)  Corporate Organization, Good Standing, and Approval.
          Carr is a corporation duly organized, validly existing, and in good standing under the laws of the State of Virginia, with all necessary corporate power and authority to own and operate its properties and assets and to engage in the business or businesses in which it is engaged as and in the places where such business and/or properties now are operated, owned or leased. Carr has full power and authority to enter into this Agreement and effect the transactions contemplated to be effected by it under the terms of this Agreement and all necessary corporate acts have been taken to authorize the execution, delivery and performance of this Agreement.

     (2) Capacity. This Agreement and all Exhibits attached hereto, and all other documents and instruments executed to consummate this Agreement, constitute valid, legal and binding obligations of Carr, enforceable in accordance with their respective terms except to the extent that enforceability thereof may be limited by general principles of equity and by bankruptcy, insolvency or other similar debtor relief laws affecting the enforceability of creditors' rights generally.

     (3) Performance of Executory Contracts. Carr will perform all of its assigned obligations after the Closing as required by this Agreement and each and every agreement or instrument executed and delivered in connection with the transaction to be consummated hereunder, except to the extent such are limited by general principles of equity and by bankruptcy, insolvency or other similar debtor relief laws.

     (4) Sales or Use Tax. Carr shall pay and hold Big O/TMA harmless from any sales or use tax due in respect of the purchase of the Purchased Assets.

4.   CLOSING PROVISIONS

     Section 4.1. The Closing and Closing Date. The consummation of the purchase of the Purchased Assets described in Section I shall constitute the "Closing," and the date upon which such consummation takes place shall be the "Closing Date." The Closing shall take place at such time and place as mutually agreed upon by Carr and TMA, but in no case later than March 31, 1995, unless such Closing Date is extended by mutual agreement between the parties hereto.

     Section 4.2. Time of Essence/Remedies. Time is of the essence hereof. If any payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies. If the Carr is in default, Big O may elect to treat this Agreement as canceled, in which case all payments and things of value received hereunder shall be forfeited and retained on behalf of TMA. If Big O is in default, Carr may elect to treat this Agreement as canceled, in which case all payments and things of value received hereunder shall be returned.

     Section 4.3. Documents, Certificates, Opinions, Etc., to be Delivered by TMA at the Closing. At the Closing, TMA shall deliver to Carr the following:

     (1) Delivery of Transfer Documents. A bill of sale, assignment, trademark assignments or such other documents conveying title to the Purchased Assets, as counsel for Carr may reasonably require, for the full transfer, conveyance, assignment, and delivery to Carr of all the Purchased Assets to be acquired by Carr hereunder.

     (2) Consents. All the consents, corporate resolutions, certificates, lists, opinions, and other matters required as conditions precedent hereunder.

     (3) Office Lease. Landlord shall consent to the assignment or sublease of TMA s offices at 19321 U.S. 19 North, Suite 410, Clearwater, Florida.

     (4) Other Agreements and Instruments. The execution and delivery of any other agreements and/or instruments as may be reasonably required to consummate this Agreement.

     (5) Certificate. A certificate executed by an appropriate officer of Big O/TMA certifying that all representations, warranties and covenants contained herein made by, or to be performed by, TMA are true, complete and correct, and fully performed as of Closing.

     Section 4.4. Documents to be Delivered by Carr at the Closing. At the Closing, Carr shall deliver to TMA the following:

     (1) Payment of Purchase Price. Cash, certified or bank cashier's checks or by wire transfer to the account of Big O Tires, Inc. the amount required to be paid under
          Section 2.3 hereof.

     (2) Assignment or Sublease of TMA s Office. Carr shall provide evidence satisfactory to TMA that it has been able to take assignment or sublease TMA's office from TMA, with landlord s consent.

     (3) Other Agreements and Instruments. The execution and delivery of the other agreements and instruments as may be reasonably required to consummate this Agreement.

     (4) Consents. All the consents, corporate resolutions, certificates, lists, opinions, and other matters required as conditions precedent hereunder.

     (5) Certificate. A certificate executed by Carr certifying that all representations, warranties and covenants contained herein made by, or to be performed by Carr are true, complete and correct and fully performed as of Closing.

5.   CONDITIONS PRECEDENT

     Section 5.1.   Conditions Precedent to Carr's Obligation to
Consummate this Transaction. The obligations of Carr hereunder are, at the option of Carr, subject to compliance with, at or prior to Closing, each of the following conditions precedent:

     (1) Delivery of Transfer Documents. Big O/TMA shall have delivered at Closing all conveyances and other transfer documents and other instruments required hereunder.

     (2) Compliance With Agreement. Big O/TMA shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

     (3) Representations True. All the representations, warranties and covenants of TMA contained in this Agreement shall be substantially true and without material change adverse to Carr as of Closing.

     (4) Consents and Approvals. TMA and Carr shall have received any approvals or consents to the transfer or assignment (without material adverse changes in terms and conditions to those now held by TMA) of any and all of the Purchased Assets to be transferred to Carr hereunder and which are not assignable at the sole instance of Big O/TMA and which require the consent or agreement of third parties.

     (5) Other Agreements and Instruments. Big O/TMA shall have executed and delivered at Closing the other agreements and/or instruments as are reasonably required to consummate this Agreement.

     (6) Carr's Satisfaction With Due Diligence Review. Carr shall have finalized, and in its sole and absolute discretion be satisfied in all respects with, its review of all financial statements provided to Carr by TMA relating to the TMA's business and the condition of all Purchased Assets and Carr shall have reviewed and in its sole and absolute discretion be satisfied in all respects with the disclosures set forth in Big O s/TMA's disclosures and other documents delivered in connection therewith.

          Section 5.2. Condition Precedent to the Obligations of TMA to Consummate this Transaction. The obligations of Big O/TMA under this Agreement are, at the option of Big O/TMA, subject to compliance with, at or prior to Closing, each of the following conditions precedent:

     (1) Compliance With Agreement. Carr shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at Closing.

     (2) Other Agreements and Instruments. Carr shall have executed and delivered at Closing all other agreements and/or instruments as reasonably required to consummate this Agreement, including without limitation, the assignment or sublease of TMA s office space, with landlord's consent.

     (3) Payment of Purchase Price. Carr shall have delivered at Closing cash, certified or bank cashier's checks or by wire transfer to Big O s account the amounts required to be paid under Section 2.3 hereof.

     (4) Representations True. All representations, warranties and covenants of Carr shall be substantially true and without change material adverse to TMA as of Closing.


6.   TERMINATION

     Section 6.1. Non-Performance. Either Carr or Big O/TMA shall have the right to terminate this Agreement at or prior to Closing in the event that the other shall default in the performance of any of its material obligations to be performed hereunder, or should any covenant, warranty, or representation made by the other party in this Agreement prove to be incorrect in any material sense, provided, however, that the party against whom such termination is to be imposed shall have the right, for ten (10) days after receiving written notice from the other of the alleged default, to correct or satisfy any condition or covenant necessary to consummation of this Agreement.

     Section 6.2. Risk of Loss. Any loss for fire, explosion, earthquake, windstorm, accident, flood, act of God, war, seizure or activities of the Armed Forces, or other casualty, reasonable wear and tear excepted, until Closing hereunder, shall be the responsibility of Big O/TMA. Big O/TMA shall immediately notify Carr of the inability to complete restoration of any of the Purchased Assets that may be so lost and Carr, at any time within fifteen (15) days after such notice, may elect to either (1) accept the proceeds of any insurance coverage and consummate the transaction or (2) terminate this Agreement, in which event all parties hereto shall stand fully released and discharged of any and all obligations hereunder.

7.   SURVIVAL OF WARRANTIES AND INDEMNIFICATION

     Section 7.1. Survival of Covenants, Representations, and Warranties. The covenants, representations, warranties, and agreements contained herein are and shall be deemed and construed to be continuing covenants, representations, warranties and agreements, of TMA, on the one hand, and Carr, on the other hand.


8.   MISCELLANEOUS PROVISIONS

     Section 8.1. Commissions. Big O/TMA shall indemnify Carr against any claims for the payment of brokerage commissions or finder's fees in connection with negotiations with Carr leading up to the execution of this Agreement and arising out of any alleged agreement, commitment, or obligation of TMA. Carr, in like manner shall indemnify Big O/TMA against similar claims arising out of any alleged agreement, commitment, or obligation made or entered into by it or on its behalf.

     Section 8.2. Further Assurances. From time to time after the Closing Date, TMA shall, if requested by Carr, make, execute, and deliver to Carr such additional assignments, bills of sale and other instruments of transfer as may be necessary or proper to transfer to Carr all TMA's right, title and interest in and to the Purchased Assets, and obtain for Carr any consents to any such instruments by third parties necessary to make the same valid and effective. Carr shall likewise execute and deliver to TMA any instruments or documents necessary to carry out the intent and purpose of this Agreement.

     Section 8.3. Notices. Any notice, request, consent and demand which is required or given hereunder shall be in writing and shall be deemed effective and received (a) upon personal delivery to the proper party, (b) on the day transmitted by telecopier, if on a business day, and if not transmitted on a business day, the first business day thereafter, to the proper party via the telecopier number stated below, three (3) business days after deposit in the United States mail by registered or certified mail, postage prepaid, return receipt requested, addressed to the proper party at the address stated below, or (d) one (1) business day after deposit with an air express carrier, fare prepaid, addressed to the proper party at the address stated below. Each of the parties hereto may designate such other address and/or telecopier number as either of such parties may hereafter specify in writing to the other party.


   (1)       If to Big O/TMA:
             John B. Adams
             Executive Vice President
             Big O Tires, Inc.
             11755 East Peakview Avenue
             Englewood, Colorado  80111
             (303) 790-2800
             (303) 790-0225 Telecopier Number
             With copies to:
             Don Dominguez, Executive Vice President
             Tire Marketers Association
             19321 U.S. Highway 19, North, Suite 410
             Clearwater, Florida  34624-3142
             (813) 530-5090
             (813) 535-6693 Telecopier Number

   (2)       If to Carr:
             Terry W. Bowman
             President
             Carr's Tire Service, Inc.
             4040 Early Road
             Harrisburg, Virginia  22801
             (800) 289-2445
             (703) 434-5744 Telecopier Number
             With copies to:
             Michael L. Layman, Esq. and/or Steven C. Rhodes, Esq. Layman & Nichols
             268 Newman Avenue
             Harrisonberg, Virginia 22801
             (703) 433-2121
             (703) 433-7296 Telecopier Number

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

     Section 8.4. Applicable Law. The parties hereto agree that this Agreement shall be deemed to have been executed and delivered in the state of Colorado and it shall be governed and construed and enforced in accordance with the laws of the state of Colorado.

     Section 8.5. Parties in Interest. All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

     Section 8.6. Attorneys Fees and Court Costs. In the event of any dispute between the parties hereto with respect to the terms and conditions hereof or performance hereunder, the prevailing party shall be entitled to all costs of enforcement including court costs, attorneys' and accountants' fees and costs of arbitration.

     Section 8.7. Taxes and Expenses. Carr shall pay all sales, use, or other transfer taxes payable in connection with or as a result of the sale and transfer contemplated by this Agreement; otherwise each party shall bear its own expenses and costs in connection with its performance and/or compliance with the terms of this Agreement.

     Section 8.8.   Captions.  The captions of Articles and of
Sections are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

    Section 8.9. Entire Agreement--Alteration or Amendment. This Agreement merges all previous negotiations between the parties hereto and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement. No alteration, modification or change of this Agreement shall be valid except by like instrument.

    Section 8.10. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were not on the same instrument.

    WITNESS the due execution hereof as of the date first above written.


                        "TMA":

                        TIRE MARKETERS ASSOCIATION,
                        a division of Big O Tires, Inc.,
                        a Nevada corporation


                        By:  /s/ Steven P. Cloward
                             ------------------------------------
                             Steven P. Cloward, President
                             Big O Tires, Inc.



                        "CARR":

                        CARR'S TIRE SERVICE, INC.
                        a Virginia corporation


                        By:  /s/ Terry W. Bowman
                             -----------------------------------
                             Terry W. Bowman, President


                        Its: President

                           EXHIBIT A

            SCHEDULE OF PREPAID EXPENSES AND DEPOSITS

Lease Deposit for TMA s office               $947.87
Facsimile Machine Deposit                      74.69
                                           $1,022.56

                           EXHIBIT B

              SCHEDULE OF FURNITURE AND EQUIPMENT

BIG O TIRES, INC.
BIG O TIRES, INC.          ID NO. 87-0392481          Page 1
27. Location Book Depreciation Report
Calculated to:  12/31/94     Time: 01:03:09 PM   Date: 02/07/95

=================================================================
          Asset    Date     Date    Asset
Location  Class  Acquired Disposed  Number  Description
=================================================================
  2180    1615   06/08/93            943    4 DRWR METAL FILE CB
  2180    1615   06/08/93            944    4 DRWR METAL FILE CB
  2180    1615   06/08/93            945    4 DRWR METAL FILE CB
  2180    1615   06/08/93            946    4 DRWR METAL FILE CB
  2180    1615   06/08/93            947    5 DRWR METAL FILE CB
  2180    1615   06/08/93            948    5 DRWR METAL FILE CB
  2180    1615   06/08/93            949    2 DRWR METAL FILE CB
  2180    1615   06/08/93            950    CONFERENCE TABLE 7'
  2180    1615   06/08/93            952    PADDED SWIVEL CHAIR
  2180    1615   06/08/93            953    PADDED SWIVEL CHAIR
  2180    1615   06/08/93            954    PADDED SWIVEL CHAIR
  2180    1615   06/08/93            955    PADDED SWIVEL CHAIR
  2180    1615   06/08/93            956    PADDED SWIVEL CHAIR
  2180    1615   06/08/93            957    PADDED SWIVEL CHAIR
  2180    1615   06/08/93            958    PADDED SWIVEL CHAIR
  2180    1615   06/08/93            959    PADDED SWIVEL CHAIR
  2180    1615   06/08/93            960    PADDED SWIVEL CHAIR
  2180    1615   06/08/93            961    SECRETARY CHAIR
  2180    1615   06/08/93            962    SECRETARY CHAIR
  2180    1615   06/08/93            963    EXECUTIVE WOOD DESK
  2180    1615   06/08/93            964    DESK/TYPEWRITER TABL
  2180    1615   06/08/93            965    6 DRWR DESK(SECRTRY)
  2180    1615   06/08/93            966    SECRETARY DESK
  2180    1615   06/08/93            967    WOOD OCTAGON TABLE
  2180    1615   06/08/93            968    WOOD TABLE (SQUARE)
  2180    1615   06/08/93            969    REFRIGERATOR
  2180    1615   06/08/93            970    2 DRWR FILE CABINET
  2180    1615   06/08/93            971    RICOH COPY MACHINE
  2180    1615   06/08/93            972    LANIER COPY MACHINE
  2180    1615   06/08/93            973    PANASONIC TYPEWRITER
  2180    1615   06/08/93            974    PANASONIC TYPEWRITER
  2180    1615   06/08/93            975    STAMP MACH-PIT BOWES
  2180    1615   06/08/93            976    MAILING MACHINE
  2180    1615   06/08/93            977    DUOFONE ANSWER MACH.
  2180    1615   06/08/93          1,044    TELEPHONE SYSTEM
  2180    1615   06/08/93          1,217    CANNON 6030 COPIER


  2180    1625   09/23/94          1,241    PRESARIO 486SX
  2180    1625   09/23/94          1,242    DESKJET 560C PRINTER
  2180    1625   09/27/94          1,244    HP SCANJET COLOR


  2180    1627   09/23/94          1,243    EXCEL 5.0
=================================================================
ASSET    STATE   BOOK   BOOK  BOOK DEPR  BOOK  DEPRECIATION   NET
NUMBER LOCATION  LIFE   COST    MONTH     YTD       LTD      VALUE
==================================================================
  943     FL      10     50       0        5         8         42
  944     FL      10     50       0        5         8         42
  945     FL      10     50       0        5         8         42
  946     FL      10     50       0        5         8         42
  947     FL      10     50       0        5         8         42
  948     FL      10     50       0        5         8         42
  949     FL      10    100       1       10        16         84
  950     FL      10    300       3       30        47        253
  951     FL      10     30       0        3         5         25
  952     FL      10     30       0        3         5         25
  953     FL      10     30       0        3         5         25
  954     FL      10     30       0        3         5         25
  955     FL      10     30       0        3         5         25
  956     FL      10     30       0        3         5         25
  957     FL      10     30       0        3         5         25
  958     FL      10     30       0        3         5         25
  959     FL      10     30       0        3         5         25
  960     FL      10     30       0        3         5         25
  961     FL      10     50       0        5         8         42
  962     FL      10     50       0        5         8         42
  963     FL      10    400       3       40        63        337
  964     FL      10    100       1       10        16         84
  965     FL      10    200       2       20        32        168
  966     FL      10    100       1       10        16         84
  967     FL      10    200       2       20        32        168
  968     FL      10    200       2       20        32        168
  969     FL      10    100       1       10        16         84
  970     FL      10    100       1       10        16         84
  971     FL       3  2,000      56      667     1,056        944
  972     FL       3  2,000      56      667     1,056        944
  973     FL       3    100       3       33        52         48
  974     FL       3    100       3       33        52         48
  975     FL       3    100       3       33        52         48
  976     FL       3    200       6       67       106         94
  977     FL       3    200       6       67       106         94
1,044     FL      10  1,839      15      184       245      1,594
1,217     FL       5  7,383     124      739       739      6,644
                     ---------------------------------------------
Location Total       16,422     289    2,740     3,864     12,558
                     ---------------------------------------------
                     ---------------------------------------------
Class Total          16,422     289    2,740     3,864     12,558
                     ---------------------------------------------

1,241     FL       3  1,837      51      153       153      1,684
1,242     FL       3    568      16       47        47        521
1,244     FL       3  1,068      30       89        89        979
                     ---------------------------------------------
Location Total        3,573     100      322       341      3,232
                     ---------------------------------------------
                     ---------------------------------------------
Class Total           3,573     100      322       341      3,232
                     ---------------------------------------------
1,243     FL       3    321       9       27        27        294
                     ---------------------------------------------
Location Total          321       9       27        27        294
                     ---------------------------------------------
                     ---------------------------------------------
Class Total             321       9       27        27        294
                     ---------------------------------------------
                     ---------------------------------------------
GRAND TOTALS         20,316     398    3,089     4,232     16,084
LESS: DISPOSITIONS        0       0        0         0          0
                     ---------------------------------------------
NET TOTALS           20,316     398    3,089     4,232     16,084
                     =============================================

                           26 & 27

                           EXHIBIT C

                     SCHEDULE OF TRADEMARKS


     MARK                  REGISTRATION #        REGISTRATION DATE/

                            APPLICATION #         APPLICATION DATE

PROTECTORS OF SAFETY
  SAXON & DESIGN        REG. # 1,024,138         NOVEMBER 4, 1975
SONIC VAGABOND            REG. # 996,459         OCTOBER 22, 1974
MAXIMA                    REG. # 926,329         DECEMBER 28, 1971
SONIC & DESIGN            REG. # 890,380         MAY 5, 1970
SONIC                     REG. # 891,936         JUNE 2, 1970
WINTER SONIC              REG. # 805,581         MARCH 15, 1966
SONIC COMMERCIAL          REG. # 805,578         MARCH 15, 1966
ULTRA SONIC               REG. # 805,577         MARCH 15, 1966
SONIC                     REG. # 805,575         MARCH 15, 1966
SUPER SONIC               REG. # 805,574         MARCH 15, 1966

                           EXHIBIT D

                     PERMITTED ENCUMBRANCES

None